Exhibit 21

                             LIST OF SUBSIDIARIES


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NAME OF SUBSIDIARY                    JURISDICTION OF            % OWNED
                                      ORGANIZATION
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Sutor Steel Technology Co., Ltd.      British Virgin Islands     100%
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Changshu Huaye Steel Strip Co., Ltd.  PRC                        100%
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Jiangsu Cold-Rolled Technology Co.,   PRC                        100%
Ltd.
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Dongbang Sewage Treatment Co., Ltd.   PRC                        90%
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